UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 25, 2019

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by Contango Oil & Gas Company (the “Company”) in its Current Report on Form 8-K dated February 4, 2019, Jay S. Mengle resigned as Senior Vice President of Operations and Engineering on February 4, 2019 (the “Separation Date”).

Effective March 25, 2019, the Company entered into a separation agreement and general release between the Company and Mr. Mengle specifying the terms of Mr. Mengle’s termination of service with the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Mengle will be entitled to the following separation benefits: (i) for a period of six (6) months after the Separation Date, payment of COBRA health care premiums under the Company’s group health plans for Mr. Mengle, his spouse and eligible dependents; (ii) accelerated vesting of all outstanding Time-Based Restricted Stock (as defined in the Separation Agreement); and (iii) accelerated vesting of 26,518 shares of the Performance-Based Restricted Stock (as defined in the Separation Agreement). In exchange for the foregoing, Mr. Mengle has agreed to certain customary restrictive covenant and release provisions in favor of the Company as provided for in the Separation Agreement.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1Separation Agreement between Contango Oil & Gas Company and Jay S. Mengle, effective March 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

17
CONTANGO OIL & GAS COMPANY

Date: March 26, 2019	/s/ E. JOSEPH GRADY
E. Joseph Grady
Senior Vice President and
Chief Financial Officer